EXHIBIT A
                                       to
                                  SCHEDULE 13G

                             JOINT FILING AGREEMENT

       Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned parties hereby agree that the preceding Schedule 13G is being filed on behalf of each of them.

       IN WITNESS THEREOF, the parties have duly executed this agreement on this 11th day of February 2002.


                                                /s/WILLIAM J. PEARSE
                                                -------------------------------
                                                William J. Pearse



                                                /s/BARBARA A. PEARSE
                                                -------------------------------
                                                Barbara A. Pearse